UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

KEYSIGHT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36334	46-4254555
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1400 Fountaingrove Parkway		95403
Santa Rosa	CA
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800) 829-4444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name on each exchange on which registered
Common Stock, par value $0.01 per share	KEYS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2021, the Board of Directors (the “Board”) of Keysight Technologies, Inc. (the “Company”) increased the size of the Board from 9 (nine) to 10 (ten) directors, and, following the recommendation of the Nominating and Corporate Governance Committee, appointed Michelle J. Holthaus as a director of the Board, effective immediately. Mrs. Holthaus will serve as a Class II director with a term expiring at the 2022 Annual Meeting of the Stockholders. At the time of this filing, the Company has not made any determinations regarding any Board committee assignments for Mrs. Holthaus. The Board has determined that Mrs. Holthaus meets the independence standards adopted by the Board in compliance with the New York Stock Exchange rules and Item 407(a) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”).

Mrs. Holthaus has served as Executive Vice President and Chief Revenue Officer of Intel Corporation since September 2019 where she leads Intel’s global sales, marketing, and communications functions. She previously served as Senior Vice President, General Manager of the Sales and Marketing Group from July 2018 to September 2019, as Corporate Vice President, General Manager of the Sales and Marketing Group from September 2017 to July 2018, and as Division Vice President, Division General Manager of the Sales and Marketing Group from February 2016 to September 2017. She has been with Intel since 1996 and has held a variety of roles with products and marketing. Mrs. Holthaus received a B.A. in Finance from Linfield College.

Mrs. Holthaus will receive a pro-ration of the standard compensation to reflect the time Mrs. Holthaus will serve on the Board this year, for her service as a non-employee director in accordance with the Company’s director compensation program, which is described in the Company’s annual proxy statement filed with the SEC on February 3, 2021. In connection with this appointment, the Company and Mrs. Holthaus will enter into the Company’s standard form of indemnification agreement.

There are no arrangements or understandings between Mrs. Holthaus and any other person pursuant to which Mrs. Holthaus was elected as a director. There are no transactions in which Mrs. Holthaus has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act.

The Company issued a press release on May 20, 2021 announcing the appointment of Mrs. Holthaus to the Board. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following is furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act:

Exhibit No.	Description
99.1	Press release, dated May 20, 2021, announcing new board member.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSIGHT TECHNOLOGIES, INC.

	By:	/s/ JoAnn Juskie
	Name:	JoAnn Juskie
	Title:	Vice President, Assistant General Counsel and
Assistant Secretary

Date: May 21, 2021

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